                                                                    EXHIBIT 10.2

                              PROMISSORY NOTE


$567,000,000                                                 June 5, 1998


      FOR VALUE RECEIVED, the undersigned, E*TRADE GROUP, INC., a Delaware corporation (the "Maker"), unconditionally promises to pay to SOFTBANK CORP., a Japanese corporation, and its registered assigns (SOFTBANK CORP. or any registered assign, the "Noteholder"), in the manner and at the place hereinafter provided, the principal amount of five hundred sixty-seven million Japanese yen ($567,000,000), and to pay interest on such principal amount as calculated in accordance herewith. Each payment under this Promissory Note shall first be credited against accrued and unpaid interest, with the remainder credited against principal.

1. Maturity Date. The principal amount under this Promissory Note together with all accrued and unpaid interest thereon shall be due and payable on January 10, 2003 (the "Maturity Date"). If the Maturity Date shall fall on a date that is not a day on which commercial banks in Japan are generally open to conduct their regular banking business (a "Business Day"), then payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of interest hereunder.

2.    Interest.

(a) The principal sum outstanding under this Promissory Note shall bear interest from the date hereof until paid in full at a fluctuating per annum rate equal to the greater of (i) the interest rate announced from time to time by The Dai-ichi Kangyo Bank at its Tokyo headquarters as its short term ("tan-ki") prime rate (the "Prime Rate"), and (ii) the average interest rate applicable to the Noteholder's loans, with maturities of one
(1) year or less, from financial institutions (the "Short-Term Funding Rate"). Each change in the Prime Rate shall be effective on the date such rate changes, as announced by The Dai-ichi Kangyo Bank at its Tokyo headquarters, without notice to the Maker. Each change in the Short-Term Funding Rate shall be effective on the date the Noteholder sends written notice of such change to the Maker.

(b) Notwithstanding the foregoing, upon the occurrence and during the continuation of any Event of Default (as defined in Section 5 below), the outstanding principal amount of this Promissory Note and, to the extent permitted by law, any interest not paid when due, shall bear interest, payable upon demand, at a rate which is two percent (2%) per annum in excess of the rate of interest otherwise applicable under this Promissory Note; provided, however, that in no event shall the interest rate payable under this Promissory Note exceed the maximum rate of interest permitted to be charged under applicable law.

(c) All computations of interest under this Promissory Note shall be made by the Noteholder for the actual number of days elapsed, on the basis of a 365-day year.

3. Payments. All payments of principal and interest under this Promissory Note shall be made in lawful money of Japan in immediately available funds to the Noteholder's savings account numbered 6337476 at the head-quarters of The Fuji Bank, Limited (bank code 0003-110), or such other account as may be designated from time to time by the Noteholder in a written notice to the Maker. All payments under this Promissory Note to the Noteholder (but not any registered assignee unless the assignment has been effected in compliance with Section 9) shall be made free and clear of, and without deduction, set-off or withholding for or on account of, present or future income or other taxes, levies, imposts, duties or charges of any nature imposed in the United States (all such taxes, levies, imposts, duties or charges, "Taxes"); and if any Taxes are required to be withheld from any principal, interest, fees or other amounts payable to the Noteholder hereunder, the amounts so payable shall be increased to the extent necessary to yield to the Noteholder (after payment of all Taxes) the amount of such principal, interest, fees or other amounts intended to be paid hereunder at the rates or in the amounts specified herein. Promptly after the Noteholder's receipt thereof, the Noteholder shall deliver to the Maker all documentation issued by Japanese tax authorities in respect of any payment hereunder.

4. Prepayments. The Maker shall have the right at any time and from time to time to prepay the principal of this Promissory Note, in whole or in part, without premium or penalty, upon at least five (5) Business Days' prior written notice; provided that any such prepayment shall be in a minimum principal amount of $100,000,000. Each prepayment of principal hereunder shall be accompanied by interest, through the date of the prepayment, on the principal amount being prepaid.

5. Events of Default. The occurrence of any of the following events shall be deemed an event of default ("Event of Default") under this Promissory Note:

(a) The Maker shall fail to pay any amount due under this Promissory Note on the due date;

(b) The Maker shall fail to observe or perform in any material respect any of the other terms or conditions of this Promissory Note or any other Transaction Document (as defined in the Joint Venture Agreement dated as of June 3, 1998 between the Maker and the Noteholder (the "JV Agreement")) and such failure is not cured within thirty (30) days of the Maker's receipt of notice thereof from the Holder or the company established pursuant to the JV Agreement (the "Company");

(c) Any representation or warranty made by the Maker in the JV Agreement or any of the Transaction Documents shall be inaccurate or incomplete, in any material respect, when made;

(d) The JV Agreement shall have been terminated in accordance with its terms;

(e)   (i)   The Maker or the Company shall (A) commence any case,
proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) commence any case, proceeding or other action seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (C) make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Maker or the Company any case, proceeding or other action of a nature referred to in clause
(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Maker or the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Maker or the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) the Maker or the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(f) The Company shall be dissolved as the result of a proceeding as described in clause (e) of this Section 5 or otherwise.

Automatically upon the occurrence of an Event of Default described in clause (d), (e) or (f) of this Section 5 and, in all other cases, at the option of the Noteholder, in each case without notice to or demand upon the Maker, the entire principal balance hereof together with all accrued and unpaid interest thereon shall become immediately due and payable.

6. Costs and Expenses. If the Maker fails to make any payment here under when due, the Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by the Noteholder in collecting or attempting to collect the indebtedness under this Promissory Note, whether or not any action or proceeding is commenced.

7. Acceptance of Past Due Payments and Indulgences Not Waivers. None of the provisions hereof and none of the Noteholder's rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by the Noteholder's acceptance of any past due payments or by any indulgence granted by the Noteholder to the Maker. No failure or delay on the part of the Noteholder to exercise any right, power or privilege under this Promissory Note and no course of dealing between the Maker and the Noteholder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8. Waivers by the Maker; No Setoffs or Counterclaims. The Maker hereby waives presentment, demand, protest and notice thereof or of dishonor, and agrees that it shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Promissory Note granted by the Noteholder, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the Noteholder to exercise any rights under this Promissory Note. All payments required by this Note shall be made by without setoff or counterclaim. The Maker hereby waives the right to plead any statutes of limitation as a defense to a demand hereunder to the full extent permitted by law.

9.    Assignment.

(a) SOFTBANK agrees that E*Trade may assign this Promissory Note, and its obligations to repay the Loan hereunder, to a wholly-owned subsidiary of E*Trade; provided, however, that E*Trade, as a condition to the effectiveness of any such assignment, shall provide SOFTBANK with an unconditional guarantee of the full performance of this Promissory Note in form and substance reasonably satisfactory to SOFTBANK.

(b) E*Trade agrees that SOFTBANK may assign its rights under this Promissory Note; provided, however, that:

                        (A) such assignment will not be effective unless and until such assignment is recorded by E*Trade on the Register (as defined in the JV Agreement); and

                        (B) such assignment is effected in accordance with the requirements contained in Section 9(c).

(c) This Promissory Note may be assigned or otherwise transferred only upon surrender of this Promissory Note for registration of transfer on the Register in accordance with Section 3.3(b) of the JV Agreement, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new Promissory Note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note.

10. Governing Law. This Promissory Note shall be governed by and construed under the laws of the State of California (as permitted by Section 1646.5 of the California Civil Code (or any successor provision thereto)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Maker and the Noteholder hereunder.

11. WAIVER OF JURY TRIAL. EACH OF THE MAKER AND, BY ITS ACCEPTANCE OF THIS PROMISSORY NOTE, THE NOTEHOLDER, (A) IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS PROMISSORY NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS PROMISSORY NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER THE MAKER OR THE NOTEHOLDER AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE; (B) AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY; AND (C) WITHOUT LIMITING THE FOREGOING, AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS

WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS PROMISSORY NOTE OR ANY PROVISION HEREOF.

12. Uniform Foreign-Money Claims Act. The Maker acknowledges and agrees that the loan evidenced by this Promissory Note has been advanced in, and all sums payable under this Promissory Note shall be payable in, Japanese yen. Any judgment or award based on or arising out of this Promissory Note shall be entered in Japanese yen and shall otherwise be entered, enforced and paid in accordance with Title 8.5 (Uniform Foreign-Money Claims Act) of the California Code of Civil Procedure, as in effect on the date hereof.

13. Notices. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Promissory Note, shall be in writing and in English and shall be deemed to have been duly given (i) if delivered personally, when received, (ii) if transmitted by facsimile, upon the first (1st) Business Day following receipt of a confirmation of receipt, or (iii) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

      If to the Maker:

            E*TRADE GROUP, INC.
            Four Embarcadero Place
            2400 Geng Road
            Palo Alto, CA  94303
            Attention: Mr. Stephen Richards
                       Mr. Michael Rolnick

            Telephone: 1-650-842-2500
            Facsimile: 1-650-842-8622

      with a copy to (which shall not constitute notice):

            Brobeck, Phleger & Harrison LLP
            Two Embarcadero Place
            2200 Geng Road
            Palo Alto, CA 94303
            U.S.A.
            Attention: Thomas A. Bevilacqua, Esq.
                       Curtis L. Mo, Esq.
            Telephone: 1-650-424-0160
            Facsimile: 1-650-496-2885

      If to the Noteholder:

            SOFTBANK CORP.
            24-1, Nihonbashi-Hakozakicho
            Chuo-ku, Tokyo 103, Japan
            Attention: Mr. Yoshitaka Kitao
                       Hitoshi Hasegawa, Esq.

            Telephone: 81-3-5642-8369
            Facsimile: 81-3-5641-3402

      with a copy to (which shall not constitute notice):

            Morrison & Foerster LLP
            AIG Building, 7th Floor
            1-3, Marunouchi 1-Chome
            Chiyoda-ku, Tokyo 100-0005, Japan
            Attention: Ken A. Siegel, Esq.
                       Charles C. Comey, Esq.

            Telephone: 81-3-3214-6522
            Facsimile: 81-3-3214-6512

14. Severability. If any provision in this Promissory Note shall be found or be held to be invalid or unenforceable then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Promissory Note which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by the Maker or the Noteholder. In such event, the Maker and the Noteholder shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects such entities' intent in delivering and receiving this Promissory Note.

      IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be duly executed the day and year first above written.

                                     E*TRADE GROUP, INC.



                                     -------------------------------
                                          Christos M. Costakos
                                             President & CEO